Exhibit 10.1

SITO MOBILE LTD.

2017 EQUITY INCENTIVE PLAN

Restricted Stock Unit Grant Schedule

Grantee’s name:		[Grantee]

Grant Date:

1.	Number of Restricted Stock Units granted:	[# of RSUs]

2.	Vesting:
Subject to the Grantee’s continued service to the Company through the applicable Vesting Dates, the Restricted Stock Units shall vest as follows: [∙ ].

If the Grantee’s service to the Company ceases for any reason, any Restricted Stock Units that are then still subject to vesting conditions as of such date shall be immediately forfeited with no other compensation due to the Grantee. Notwithstanding the foregoing, no Restricted Stock Units subject to this Agreement shall vest unless the Grantee has complied with all applicable provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”). If the Restricted Stock Units subject to this Agreement would have vested pursuant to this Agreement but did not vest solely because the Grantee was not in compliance with all applicable provisions of the HSR Act, the Vesting Date and the share issuance date for such Restricted Stock Units shall occur on the first date following the date on which such Restricted Stock Units would otherwise have vested pursuant to this Agreement on which the Grantee has complied with all applicable provisions of the HSR Act.

SITO MOBILE, LTD.

By:
Name:
Title:
Date:

SITO MOBILE, LTD.

2017 EQUITY INCENTIVE PLAN

AWARD AGREEMENT FOR RESTRICTED STOCK UNITS

THIS AWARD AGREEMENT FOR RESTRICTED STOCK UNITS (this “Agreement”) is made between SITO Mobile, Ltd. (the “Company”) and the participant named on the grant schedule attached hereto (the “Grantee”), dated as of the date set forth on the grant schedule attached hereto (the “Grant Date”).

RECITALS

WHEREAS, the Company desires to award Restricted Stock Units (hereinafter “RSUs”) to the Grantee under Section 10 of the SITO Mobile, Ltd. 2017 Equity Incentive Plan (the “Plan”), pursuant to the terms of this Agreement.

NOW, THEREFORE, in consideration of these premises and the agreements set forth herein, the parties, intending to be legally bound hereby, agree as follows:

1.                  Grant Schedule.  Certain terms of the grant of RSUs are set forth on the grant schedule (the “Grant Schedule”) that is attached to, and is a part of, this Agreement.

2.                  Grant of Restricted Stock Units.  As of the Grant Date, pursuant to the Plan, the Company hereby awards to the Grantee the number of RSUs set forth on the Grant Schedule (the “Award”), subject to the restrictions and on the terms and conditions set forth in this Agreement and the Plan. This Award is being granted subject to stockholder approval of the 2017 Plan and shall be null and void in the event that the Plan is not approved by the Company’s stockholders during the 2017 calendar year. The terms of the Plan are hereby incorporated into this Agreement by this reference, as though fully set forth herein. Capitalized terms used but not defined herein, including the Grant Schedule, will have the same meaning as defined in the Plan.

3.                  Grant Date.  The Grant Date of the RSUs is set forth on the Grant Schedule.

4.                  Vesting. Subject to the further provisions of this Agreement, the RSUs will vest as set forth on the Grant Schedule (each date on which RSUs vest being referred to as a “Vesting Date”).

5.                  Transferability. The RSUs are not transferable or assignable other than by will or by the laws of descent and distribution. Any attempt to transfer RSUs, whether by transfer, pledge, hypothecation or otherwise and whether voluntary or involuntary, by operation of law or otherwise, will not vest the transferee with any interest or right in or with respect to such RSUs.

6.                  Issuance of Shares.

     a.                   Within thirty (30) business days following each Vesting Date, the Company shall issue to the Grantee by book-entry registration or issuance of a stock certificate or certificates, a number of Shares equal to the number of RSUs granted hereunder that have vested as of such date.

     b.                  The Grantee will not be deemed for any purpose to be, or have rights as, a stockholder of the Company by virtue of the grant of RSUs, if and until Shares are issued in settlement of such RSUs pursuant to Section 6(a) hereof. Upon the issuance of a stock certificate or the making of an appropriate book entry on the books of the transfer agent, the Grantee will have all of the rights of a stockholder.

7.                  Securities Matters. The Committee may from time to time impose any conditions on the Shares issuable with respect to RSUs as it deems necessary or advisable to ensure that the Plan satisfies the conditions of Rule 16b-3, and that the common stock is issued and resold in compliance with the Securities Act of 1933, as amended.

8.                  Electronic Delivery of Documents. The Grantee hereby authorizes the Company to deliver electronically any prospectuses or other documentation related to this Award, the Plan and any other compensation or benefit plan or arrangement in effect from time to time (including, without limitation, reports, proxy statements or other documents that are required to be delivered to participants in such plans or arrangements pursuant to federal or state laws, rules or regulations). For this purpose, electronic delivery will include, without limitation, delivery by means of e-mail or e-mail notification that such documentation is available on the Company’s Intranet site. Upon written request, the Company will provide to the Grantee a paper copy of any document also delivered to the Grantee electronically.

9.                  Delays or Omissions.  No delay or omission to exercise any right, power or remedy accruing to any party hereto upon any breach or default of any party under this Agreement, will impair any such right, power or remedy of such party, nor will it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring, nor will any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.  Any waiver, permit, consent or approval of any kind or character of any breach or default under this Agreement, or any waiver on the part of any party or any provisions or conditions of this Agreement, must be in a writing signed by such party and will be effective only to the extent specifically set forth in such writing.

10.              Right of Discharge Preserved. The grant of RSUs hereunder will not confer upon the Grantee any right to continue in service with the Company or any of its subsidiaries or Affiliates.

11.              The Plan. By accepting this Award, the Grantee acknowledges that the Grantee has received a copy of the Plan, has read the Plan and is familiar with its terms, and accepts the RSUs subject to all of the terms and provisions of the Plan, as amended from time to time. Pursuant to the Plan, the Board or its Committee is authorized to interpret the Plan and to adopt rules and regulations not inconsistent with the Plan as it deems appropriate. By accepting this Award, the Grantee acknowledges and agrees to accept as binding, conclusive and final all decisions or interpretations of the Board or its Committee upon any questions arising under the Plan.

12.              Section 409A. This Agreement is intended to comply with Section 409A of the Code or an exemption thereunder, and shall be construed and interpreted in a manner that is consistent with the requirements for avoiding additional taxes or penalties under Section 409A of the Code. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Agreement comply with Section 409A of the Code or are exempt thereunder and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Grantee on account of non-compliance with Section 409A of the Code.

13.              Governing Law.  This Agreement and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement or as an inducement to enter this Agreement) shall be governed by, and enforced in accordance with, the laws of the State of Delaware, without regard to the application of the principles of conflicts of laws.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date indicated below.

SITO MOBILE, LTD.

By:
Name:
Title:
Date:

[GRANTEE]

By:
Name:
Date: